AMENDMENT TO THE
ADVISORS SERIES TRUST
CUSTODY AGREEMENT

    THIS AMENDMENT dated as of the last date in the signature block below (the “Effective Date”), to the Amended and Restated Custody Agreement, dated as of December 22, 2021, as amended (the “Agreement”), is entered by and between ADVISORS SERIES TRUST, a Delaware statutory trust (the “Trust”) on behalf of its separate series, and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business in Minneapolis, Minnesota (the “Custodian”).
RECITALS

    WHEREAS, the parties have entered into the Agreement;

    WHEREAS, the parties had previously entered into an Amended and Restated Custody Agreement, dated December 6, 2012 (the “AR Custody Agreement”);

    WHEREAS, the parties desire to update the fund names and amend the fee schedule in the Agreement for Huber Capital Management, LLC; and

WHEREAS, Article XV, Section 15.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.    The Exhibit for Huber Capital Management, LLC in the Agreement is hereby superseded and replaced with the Exhibit for Huber Capital Management, LLC attached hereto.
2.    Exhibit R to the AR Custody Agreement is hereby superseded and replaced by the Exhibit for Huber Capital Management, LLC attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURE PAGE FOLLOWS

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

ADVISORS SERIES TRUST	U.S. BANK, N.A.

By: /s/Jeff Rauman	By: /s/Gregory Farley
Name: Jeff Rauman	Name: Gregory Farley
Title: President	Title: Sr. Vice President
Date: 7/14/24	Date: July 16, 2024

ADVISOR SERIES TRUST
Custody Agreement
Exhibit for Huber Capital Management, LLC

Name of Series
Huber Small Cap Value Fund
Huber Mid Cap Value Fund
Huber Large Cap Value Fund
Huber Select Large Cap Value Fund

Custody Services Fee Schedule

Annual Fee Based Upon Average Net Assets per Trust/Complex. Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio*:
[ ] basis points
Minimum annual fee per fund – $[ ]
Plus portfolio transaction fees

Portfolio Transaction Fees
    $[ ] – Book entry DTC transaction, Federal Reserve transaction, principal paydown
    $[ ] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
    $[ ] – Option/SWAPS/future contract written, exercised or expired
    $[ ] – Mutual fund trade, Margin Variation Wire and outbound Fed wire
    $[ ] – Physical security transaction
    $[ ] – Check disbursement (waived if U.S. Bancorp is Administrator)
    $[ ] Manual instructions fee. (Additional Per Securities and Cash Transactions)
    $[ ] Cancellation/Repair fee. (Additional Per Securities and Cash Transactions)
    $[ ] Per Non-USD wire.
    $[ ] Per 3rd party FX settled at U.S. Bank
    $[ ] Monthly charge on zero valued securities (Per ISIN)
    $[ ] Per Proxy Vote cast.
    $[ ] Dormant account fee ([ ] year no activity)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
    Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
    $[ ] per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
    Class Action Services – [ ]% of gross proceeds, $[ ] minimum recovery.
    No charge for the initial conversion free receipt.
    Overdrafts – charged to the account at prime interest rate plus [ ]% unless a line of credit is in place.
    Third Party lending - Additional fees will apply

Fees are calculated pro rata and billed monthly.

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	[ ]	[ ]	Hong Kong	[ ]	[ ]	Poland	[ ]	[ ]
Australia	[ ]	[ ]	Hungary	[ ]	[ ]	Portugal	[ ]	[ ]
Austria	[ ]	[ ]	Iceland	[ ]	[ ]	Qatar	[ ]	[ ]
Bahrain	[ ]	[ ]	India	[ ]	[ ]	Romania	[ ]	[ ]
Bangladesh	[ ]	[ ]	Indonesia	[ ]	[ ]	Russia	[ ]	[ ]
Belgium	[ ]	[ ]	Ireland	[ ]	[ ]	Saudi Arabia	[ ]	[ ]
Bermuda	[ ]	[ ]	Israel	[ ]	[ ]	Serbia	[ ]	[ ]
Botswana	[ ]	[ ]	Italy	[ ]	[ ]	Singapore	[ ]	[ ]
Brazil	[ ]	[ ]	Japan	[ ]	[ ]	Slovakia	[ ]	[ ]
Bulgaria	[ ]	[ ]	Jordan	[ ]	[ ]	Slovenia	[ ]	[ ]
Canada	[ ]	[ ]	Kenya	[ ]	[ ]	South Africa	[ ]	[ ]
Chile	[ ]	[ ]	Kuwait	[ ]	[ ]	South Korea	[ ]	[ ]
China Connect	[ ]	[ ]	Latvia	[ ]	[ ]	Spain	[ ]	[ ]
China (B Shares)	[ ]	[ ]	Lithuania	[ ]	[ ]	Sri Lanka	[ ]	[ ]
Colombia	[ ]	[ ]	Luxembourg	[ ]	[ ]	Sweden	[ ]	[ ]
Costa Rica	[ ]	[ ]	Malaysia	[ ]	[ ]	Switzerland	[ ]	[ ]
Croatia	[ ]	[ ]	Malta	[ ]	[ ]	Taiwan	[ ]	[ ]
Cyprus	[ ]	[ ]	Mauritius	[ ]	[ ]	Tanzania	[ ]	[ ]
Czech Republic	[ ]	[ ]	Mexico	[ ]	[ ]	Thailand	[ ]	[ ]
Denmark	[ ]	[ ]	Morocco	[ ]	[ ]	Tunisia	[ ]	[ ]
Egypt	[ ]	[ ]	Namibia	[ ]	[ ]	Turkey	[ ]	[ ]
Estonia	[ ]	[ ]	Netherlands	[ ]	[ ]	UAE	[ ]	[ ]
Eswatini	[ ]	[ ]	New Zealand	[ ]	[ ]	Uganda	[ ]	[ ]
Euroclear (Eurobonds)	[ ]	[ ]	Nigeria	[ ]	[ ]	Ukraine	[ ]	[ ]
Euroclear (Non-Eurobonds)	[ ]	[ ]	Norway	[ ]	[ ]	United Kingdom	[ ]	[ ]
Finland	[ ]	[ ]	Oman	[ ]	[ ]	Uruguay	[ ]	[ ]
France	[ ]	[ ]	Pakistan	[ ]	[ ]	Vietnam	[ ]	[ ]
Germany	[ ]	[ ]	Panama	[ ]	[ ]	West African Economic Monetary Union (WAEMU)**	[ ]	[ ]
Ghana	[ ]	[ ]	Peru	[ ]	[ ]	Zambia	[ ]	[ ]
Greece	[ ]	[ ]	Philippines	[ ]	[ ]	Zimbabwe	[ ]	[ ]

* Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network.

Global Custody Base Fee
A monthly base fee of $[ ] per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month. Safekeeping and transaction fees are assessed on security and currency transactions.
Global Custody Tax Services:
    Global Filing: $[ ] per annum
    U.S. Domestic Filing: $[ ] per annum (Only ADRs)
    3rd Party Tax Service Provider: $[ ] per annum (does not include out of pocket expenses incurred in the fulfillment of requests from the 3rd party)
    Any client who does not elect for U.S. Bank Global Custody/3rd Party Tax Services, but elects to pursue relief themselves, would be charged for out of pocket expenses incurred in the fulfillment of the requests.
Miscellaneous Expenses
    Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, central securities depository fees, securities market regulator fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
    A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
    SWIFT reporting and message fees.

Non Eurobonds rate sheet – below rate is applied on ISINs held at Euroclear plus (in addition to standard [ ] basis point charge.) Non Eurobond rate is calculated on any ISIN code listed below held at Euroclear at month end.

Market	Non Eurobond ISIN code	Non Eurobond Rate ISINs held at EOC*
ARGENTINA	AR	[ ]
AUSTRALIA	AU	[ ]
BELGIUM	BE	[ ]
CANADA	CA	[ ]
CHILE	CL	[ ]
CZECH REPUBLIC	CZ	[ ]
DENMARK	DK	[ ]
FINLAND	FI	[ ]
FRANCE	FR	[ ]
GERMANY	DE	[ ]
GREECE	GG	[ ]
HOLLAND	NL	[ ]
HONG KONG	HK	[ ]
HUNGARY	HU	[ ]
ISRAEL	IL	[ ]
ITALY	IT	[ ]
JAPAN	JP	[ ]
LUXEMBOURG	LU	[ ]
MEXICO	MX	[ ]
NEWZEALAND	NZ	[ ]
NORWAY	NO	[ ]
PERU	PE	[ ]
POLAND	PL	[ ]
PORTUGAL	PT	[ ]
ROMANIA	RO	[ ]
RUSSIA	RU	[ ]
SINGAPORE	SG	[ ]
SLOVAK REPUBLIC	SK	[ ]
SLOVENIA	SI	[ ]
SPAIN	ES	[ ]
SOUTH-AFRICA	ZA	[ ]
SWEDEN	SE	[ ]
SWITZERLAND	CH	[ ]
THAILAND	TH	[ ]

UNITED KINGDOM	GB	[ ]
UNITED STATES	US	[ ]
Advisor’s signature below acknowledges approval of the above fee schedule.

Huber Capital Management, LLC

By: /s/Gary Thomas
Name: Gary Thomas
Title: COO/CCO
Date: 7-10-24